                                                                   Exhibit 10.19



                              RETIREMENT AGREEMENT

                                       OF

                                 ROBERT J. SWAB

                              RETIREMENT AGREEMENT


     This Retirement Agreement (this "Agreement") is made and entered into as of the 14th day of December, 1994 (the "Effective Date"), by and among ROBERT J. SWAB ("Swab"), T/SF COMMUNICATIONS CORPORATION, a Delaware corporation ("T/SF"), and TRIBUNE/SWAB-FOX COMPANIES, INC., a Delaware corporation ("Tribune/Swab-Fox").

                                R E C I T A L S
                                - - - - - - - -


     A. Swab has served as an executive officer, employee and director, and has been a major stockholder, of Tribune/Swab-Fox for the past twenty-five years.

     B. Tribune/Swab-Fox and T/SF (a 78% owned subsidiary of Tribune/Swab-Fox) have announced their intention to enter into a merger transaction (the "Merger") whereby Tribune/Swab-Fox would merge with and into T/SF, with T/SF as the surviving entity. In connection with the Merger the former Tribune/Swab-Fox stockholders will own shares in T/SF and be offered the opportunity to sell a portion of their Tribune/Swab-Fox common stock, $0.10 par value (the "Tribune/Swab-Fox Common Stock"), for cash.

     C. Swab has determined to retire and resign from his officer and employee positions with Tribune/Swab-Fox, subject to the terms and provisions of this Agreement.

     In consideration of the mutual covenants herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

          1.        Retirement/Resignation.  Effective December 31, 1994, (a)
                    ----------------------
Swab hereby retires and resigns from all offices with (including as Chairman of the Executive Committee of Tribune/Swab-Fox), and as an employee of, Tribune/Swab-Fox and T/SF, as a result of which Swab, except as provided herein, shall no longer be entitled to receive any compensation or benefits provided to employees of Tribune/Swab-Fox or T/SF; (b) except as hereafter specifically noted, Swab hereby resigns from all offices with, and as an employee of, all subsidiaries and affiliates of Tribune/Swab-Fox and T/SF. Should it hereafter be determined that Swab holds any position with any other entity affiliated with T/SF or Tribune/Swab-Fox, the parties will work together to arrange for the resignation or withdrawal of Swab from such position in an orderly manner which is mutually acceptable to all of the parties hereto and all other affected parties.

          2.        Director Status.  Swab may continue to serve as a director
                    ---------------
of Tribune/Swab-Fox. If the contemplated Merger occurs as expected, Swab shall be nominated to serve as a director of T/SF, the surviving entity, upon consummation of the Merger. For a period of five years after the Effective Date, management of Tribune/Swab-Fox, or T/SF if the Merger occurs, will continue to nominate Swab to serve as a director. If Swab's ownership of Tribune/Swab-Fox Common Stock drops below 400,000 shares (or, in the event the

Merger occurs, 50,000 shares of T/SF), Tribune/Swab-Fox (or T/SF, as applicable) may elect not to re-nominate Swab to serve as a director as of the next regular date for election of directors. While serving as a director of Tribune/Swab-Fox or T/SF, Swab shall receive the same directors' fees and benefits, if any are paid, as the other non-employee directors.

          3.        Retirement Payments.  All parties agree that any oral or
                    -------------------
written employment or other agreements pursuant to which Swab was employed by, or received any benefits from, Tribune/Swab-Fox or T/SF are hereby terminated in all respects, effective on the Effective Date, and neither T/SF nor Tribune/Swab-Fox nor any affiliate of either company shall have any liability to Swab except as expressly set forth herein. Subject to the provisions of this Agreement, Tribune/Swab-Fox (as hereinafter used in this Agreement, and unless otherwise specified, the term Tribune/Swab-Fox shall be deemed to mean T/SF if the Merger of Tribune/Swab-Fox into T/SF has occurred) shall pay to or for the benefit of Swab the following amounts:

        (a) Tribune/Swab-Fox shall pay to Swab or, in the event of his disability or death (neither of which shall affect the obligations to make any of the payments to him under this Agreement), that beneficiary specifically designated from time to time (with the latest designation to be the effective one) by Swab in writing addressed to Tribune/Swab-Fox (or to his estate, in the case of death, or to him, in the event of disability, if he should fail to designate such a beneficiary), on the first day of each month, beginning January 1, 1995, and continuing for seventy-two (72) consecutive months thereafter, the amount of $5,130 per month (the "Monthly Payment"). Thirty (30) percent of each Monthly Payment shall be allocated and payable to Swab in consideration of his obligations and agreements under section 6(a) below.

        (b)(i) If acceptable to the health insurance carrier utilized by Tribune/Swab-Fox from time to time, Tribune/Swab-Fox shall continue to provide health insurance coverage to Swab as a single employee with no dependents for a period coincident with the payments described in section 3(a) above. The coverage available to Swab shall be the same as that available to any other single employee of Tribune/Swab-Fox with no dependent coverage, and Swab shall pay the same amount as then paid by regular employees of Tribune/Swab-Fox for single employee/no dependent coverage; provided, however, that no additional medical, health or dental coverage or medical, health or dental reimbursement plan or "flex plan" benefits shall be available to Swab, and Swab's eligibility for benefits under the Tribune/Swab-Fox medical reimbursement plan shall cease as of the Effective Date. The parties agree to arrange Swab's continuing coverage such that his former spouse, covered as a dependent under the present health insurance plan, may continue, at her option, to be eligible for the COBRA benefits to which she may be entitled without regard to Swab's retirement hereunder.

          (ii) If and to the extent the health insurance carrier utilized by Tribune/Swab-Fox does not allow Swab to continue his coverage as a single employee of Tribune/Swab-Fox, Swab may, to the extent allowed by the health insurance plan and applicable law, elect COBRA coverage for himself. If Swab makes an election for COBRA coverage, Tribune/Swab-Fox shall reimburse Swab for all payments made by him under COBRA, for health insurance coverage, from the Effective Date through the maximum time allowed by law. If Swab's coverage under the Tribune/Swab-Fox health insurance plan, or the COBRA benefits portion thereof ceases, through no fault or election of Swab, Tribune/Swab-Fox, for a period coincident with the remaining payments described in section 3(a) above, shall reimburse Swab on a monthly basis for the cost of his individual health insurance in an amount not exceeding $400.00 per month.

        (c) Tribune/Swab-Fox maintains an individual long-term disability insurance policy (the "LTD Policy") on Swab. On and as of the Effective Date, Tribune/Swab-Fox agrees to transfer all rights and full ownership of the LTD Policy to Swab, and from and after the Effective Date Swab shall assume full responsibility for and pay all sums due (at his option) under the LTD Policy.

          4.        401(k) Plan.  To the extent allowed by law and subject to
                    -----------
the provisions of this paragraph 4, Tribune/Swab-Fox and Swab shall cooperate to effect a distribution from the T/SF 401(k) Plan to an individual retirement account or other account of Swab ("Distribution Account"), as he shall direct, of his vested account balance in the T/SF 401(k) Plan, in such a manner as to qualify as a "lump sum distribution," available for "rollover" treatment under applicable federal tax laws. It is agreed that such distribution will be effected in such a manner as to avoid any withholding for federal income tax purposes or any federal or state income tax liability if the same can be done consistent with applicable law and regulations. Swab acknowledges that he has previously received all amounts to which he was or is entitled under the Tribune/Swab-Fox Companies, Inc. Profit Sharing Plan and Trust.

          5.        Automobile.
                    ----------

        (a) On the Effective Date hereof, or within ten days thereafter, Tribune/Swab-Fox shall transfer and assign to Swab title to the automobile owned by Tribune/Swab-Fox and currently being used by Swab. From and after the date of transfer of said auto, Swab shall assume full responsibility for all expenses and costs relating thereto, including fuel, oil, repairs, maintenance, insurance and applicable taxes and all operating costs. The value of said automobile, for purposes of the transfer to Swab, shall be the net book value of the car on the books and records of Tribune/Swab-Fox as of the date of transfer. Said value shall be included in and reported as part of Swab's compensation expense for 1994.


        (b) As of January 1, 1995, Swab shall no longer receive, directly or indirectly, any further automobile expense allowance from Tribune/Swab-Fox, nor any payment or reimbursement for club dues or any other miscellaneous benefits or payments. Expense reimbursements, club dues and other payments to which Swab is entitled relating to periods ending on or prior to the Effective Date shall be paid in ordinary course.

          6.        Obligations of Swab.
                    -------------------

        (a)    Covenant-Not-To-Compete.  From and after the Effective Date and
               -----------------------
               for a period of six (6) years thereafter, Swab shall not in any way compete with, or provide any advice or assistance, financial or otherwise, to any person or entity who competes with, any business or activity in which T/SF or Tribune/Swab-Fox or any of their subsidiaries (meaning any entity, corporate or otherwise, in which T/SF or Tribune/Swab-Fox, directly or indirectly, has a twenty percent (20%) or more beneficial interest) is then engaged in any market (meaning geographic area or customer base/target industry) in which such business or activity is so engaged.


                    Permitted Activities.  Notwithstanding any provisions of
                    ---------------------
                    this subparagraph 6(a) to the contrary, it is agreed that engaging in real estate activities shall not be deemed competitive for purposes of this subparagraph.
                    Furthermore, no activity shall be deemed to be a violation of this subparagraph 6(a) unless there is a meaningful potential for such activity to have, or the person with or for whom it is being performed thereby to have, a material impact on the competitive position or business of T/SF, Tribune/Swab-Fox or any affiliates of either of them in the markets or industries in which they or any of them are then participating or targeting.

        (b)    Confidentiality.  From and after the Effective Date and for a
               ---------------
               period of six (6) years thereafter, Swab covenants and agrees that he shall not divulge, furnish, disclose or make accessible to any person or entity, any knowledge or information, technique, process, promotional idea, trade secret, customer information, plan, device, or material with respect to any secret, confidential or sensitive research or development work, promotion, business plan, design, service, product or production method of T/SF, Tribune/Swab-Fox or any of their subsidiaries, or with respect to any other secret, confidential or sensitive aspect of the business of T/SF, Tribune/Swab-Fox or any of their subsidiaries, except as may be necessary in the furtherance and conduct of Swab's consulting services for T/SF as provided in subparagraph 6(c) below for the period he is so retained.

        (c)    Consulting.  From and after the Effective Date and for a period
               ----------
               of six (6) years thereafter, T/SF or Tribune/Swab-Fox may call on Swab to provide and, if so requested, Swab shall provide, consulting services for T/SF and/or Tribune/Swab-Fox and/or any of their subsidiaries as requested by either, for up to twenty percent (20%) of his time (based on a 40-hour work week). Any call for his services shall be at the reasonable convenience of Swab with as much advance notice as is reasonably possible under the circumstances. Swab shall not be required to perform consulting services for more than two (2) days in succession or for more than five (5) days during any calendar month. Furthermore, Swab shall be entitled to take up to thirty (30) consecutive days off from the performance of any such services.

        (d)    Benefits.  The benefits of this paragraph 6 shall flow to and be
               --------
               enforceable by T/SF, Tribune/Swab-Fox and their respective successors, assigns and affiliates.

          7.        Swab Indebtedness to Tribune/Swab-Fox.  As of December 1,
                    -------------------------------------
1994, Swab was indebted to Tribune/Swab-Fox in the principal amount of $348,546.19, plus accrued and unpaid interest through said date of $49,634.72 (on and after December 1, 1994, interest shall accrue at the rate of 8-1/2% per annum). Said principal amount plus the accrued and unpaid interest is owed to Tribune/Swab Fox under, and evidenced by, Swab's promissory note dated June 22, 1993, in the maximum principal amount of $350,000 payable to Tribune/Swab-Fox (referred to herein as the "Existing Debt"). Swab and Tribune/Swab-Fox agree that the Existing Debt shall be paid as follows:

        (a) Upon the closing of Swab's sale of stock to Tribune/Swab-Fox pursuant to section 8(b) below, Swab shall immediately pay to Tribune/Swab-Fox, or Tribune/Swab-Fox may at its option withhold from the sale proceeds, sufficient funds to pay all accrued and unpaid interest through the date of closing of the stock sale and the amount necessary to bring the remaining principal balance (and the initial principal balance of the New Note referred to below) to $300,000.

        (b)    Immediately following the closing and payment referred to in section 7(a) above, Swab shall execute a new promissory note (the "New Note") as payment of the balance of the Existing Debt. The New Note, in the original principal amount of $300,000, shall bear interest at the rate of 9% per annum, and shall be payable according to the terms, and be in the form, of the promissory note attached hereto as Exhibit "A".

        (c) The Existing Debt and the promissory note evidencing same were secured pursuant to the terms of the Security Agreement, dated June 22, 1993, whereby Swab granted Tribune/Swab-Fox a first and prior security interest in 110,000 shares of the Tribune/Swab-Fox Common Stock and 6,435 shares of Tribune/Swab-Fox 6-1/2% Cumulative Convertible Preferred Stock (the "Preferred Stock"); the Preferred Stock and the Common Stock held as security for the Existing Debt and New Note shall be referred to as the "Swab Securities". The New Note shall continue to be secured by the Swab Securities pursuant to the terms of the Security Agreement in the form attached hereto as Exhibit "B". It is recognized that the Preferred Stock has been called for redemption by Tribune/Swab-Fox and that Swab has elected to convert the Preferred Stock into 289,575 shares of Tribune/Swab-Fox Common Stock. Thus, upon such conversion, the Security Agreement shall relate to 399,575 shares of Tribune/Swab-Fox Common Stock (the "Pledged Shares").

          8.        Sale of Stock.  Swab is the owner (as an individual and not
                    -------------
through any other persons or accounts which may be deemed to have beneficial ownership) of 1,494,575 shares (which shares include 694,575 shares attributable to the conversion of the 6-1/2% Cumulative Convertible Preferred Stock) of Tribune/Swab-Fox Common Stock and 15,435 shares of 6-1/2% Cumulative Convertible Preferred Stock of Tribune/Swab-Fox, which is convertible into 694,575 shares of Tribune/Swab-Fox Common Stock. Swab hereby represents and warrants that, except with respect to the security interests in the shares described on Exhibit "C" attached hereto, he owns full right, title and interest in and to all the Common and Preferred shares of Tribune/Swab-Fox, free and clear of all liens, claims and encumbrances, with full power to transfer the same without the consent of any third party. With respect to these securities, the parties agree as follows:

        (a) On or before the Effective Date, Swab shall sell to Tribune/Swab-Fox and Tribune/Swab-Fox shall buy from Swab, 200,000 shares of Tribune/Swab-Fox Common Stock at a price of $.80 per share ($160,000 for 200,000 shares). The entire purchase price shall be paid in cash on the date of transfer or, at the option of Tribune/Swab-Fox, up to 40% of the purchase price may be paid in cash and the balance in the form of Tribune/Swab-Fox's promissory note, which note shall bear interest at the rate of 9% per annum and all interest and principal thereunder shall be due and payable on June 30, 1995, or, if earlier, 10 days after the date upon which the Merger is completed. Said promissory note, if issued, shall be unsecured and in form acceptable to both parties. If the entire purchase price is paid in cash, Swab shall pay to Tribune/Swab-Fox the amount of $75,000 in payment of all accrued but unpaid interest and the balance on principal on the Existing Debt.

        (b) In connection with the Merger, it is anticipated that Tribune/Swab-Fox stockholders will have an opportunity to receive cash in exchange for up to 10,000,000 shares of Tribune/Swab-Fox Common Stock at a price of $.80 per share.
               Swab represents that, if such offer is actually made, he presently intends to elect to exchange not less than 500,000 shares (in addition to the 200,000 shares referred to in Section 8(a) above) of Tribune/Swab-Fox Common Stock for cash if the cash price is at least $.80 per share. In the event the Merger is not consummated, Swab agrees to sell said 500,000 shares to Tribune/Swab-Fox for the price of $.80 per share on terms that include 100% cash at closing or, at the purchaser's option, up to 50% in the form of the purchaser's promissory note providing for the principal balance to be paid in two equal annual payments plus accrued interest at the rate of 9% per annum.

        (c) With respect to 300,000 shares of Tribune/Swab-Fox Common Stock owned by Swab and not pledged as collateral for Swab's indebtedness to Tribune/Swab-Fox (the "Option Shares"):

               (i) Swab hereby grants to Tribune/Swab-Fox the right to purchase all or any portion of the Option Shares at a price of $1.10 per share (the "Call Price") after the effective date of the Merger and during the time periods specified below; and

              (ii) Tribune/Swab-Fox hereby grants to Swab the right to sell to Tribune/Swab-Fox all or any portion of the Option Shares at a price of $.75 per share (the "Put Price") after the effective date of the Merger and during the time periods specified below:

                                                    Time Period During Which
                                                Purchase Rights May be Exercised
     No. of Option Shares Subject to Exercise      by Swab or Tribune/Swab-Fox
     ----------------------------------------   --------------------------------

                        100,000                      effective date of Merger
                                                         through 3-31-98

                        100,000                          4-1-96 - 3-31-98

                        100,000                          4-1-97 - 3-31-98

               Tribune/Swab-Fox may require Swab to sell, and Swab may require Tribune/Swab-Fox to purchase, any number of the Option Shares, up to a maximum of 100,000 during each of the three time periods set forth above. Such rights, if unexercised in any period, shall carry over from one time period to the next. To the extent the rights are not exercised during the first two time periods specified, such rights apply to all of the Option Shares under this subsection (c) during the final twelve-month period. As of and after April 1, 1998, this subsection (c) shall be void and of no effect.

        (d) With respect to the repayment of principal and interest under the New Note, it is the intention of the parties that the Pledged Shares be available for such payment on the terms and conditions of this subparagraph (d). Should Swab desire to utilize some of the Pledged Shares to repay any amount of principal or interest due under the New Note, Swab is hereby given the right to do so and, upon delivery of certificates appropriately executed for transfer to Tribune/Swab-Fox, there shall be credited against amounts then due under the New Note an amount equal to the number of the Pledged Shares so transferred times $.75 per share. This right shall be exercisable only upon the satisfaction of Tribune/Swab-Fox that such shares are transferred to it free and clear of all liens and encumbrances and that full legal and beneficial title thereto has been transferred to Tribune/Swab-Fox. Conversely, Tribune/Swab-Fox may choose to acquire a portion of the Pledged Shares by crediting against amounts due under the New Note the herein provided purchase price therefor. In such event, Tribune/Swab-Fox shall credit against the amounts due under the New Note (which shall be credited first to accrued interest and then to the next due installment(s) of principal) based on the number of shares of the Pledged Shares to be acquired times the Call Price. In the event of the exercise of this right, Swab shall transfer to Tribune/Swab-Fox all legal and beneficial title to certificates representing the shares to be so acquired, free and clear of all liens and encumbrances.

        (e) If the Merger is consummated, each such "put" and "call" price shall be appropriately adjusted and the shares of Tribune/Swab-Fox Common Stock referred to in subsections (b),
               (c) and (d) of this paragraph 8 shall be deemed to refer to and cover the number of equivalent shares of T/SF Common Stock for which the Tribune/Swab-Fox shares were converted or exchanged in and as a result of the Merger transaction.

          9.        Other Obligations/Rights of Swab.
                    --------------------------------

        (a)    Office.  Tribune/Swab-Fox and T/SF agree that Swab may continue
               ------
               the use of his office at 2407 East Skelly Drive, Tulsa, Oklahoma, through December 31, 1996, at no cost to Swab. During such period, Swab shall be entitled to use the supplies and facilities, including long distance telephone and fax service, of T/SF, provided that the cost to T/SF thereof does not exceed $300 per month.

        (b) Tribune/Swab-Fox shall reimburse Swab for all normal business expenses incurred by him on behalf of Tribune/Swab-Fox through December 31, 1994, in accordance with past practices.

         10.        Miscellaneous.
                    -------------

        (a)    Governing Law.  This Agreement is deemed made in and shall be
               -------------
               construed in accordance with the laws of the State of Oklahoma.

        (b)    Further Assurances.  Each party agrees that, at any time and
               ------------------
               from time to time after the Effective Date, such party will, upon request of any other party, and without further consideration, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such additional documents, instruments and agreements, and take such other action, as such other party may reasonably request to complete the transactions contemplated, and to otherwise fulfill the terms and actions, in this Agreement.

        (c)    Headings.  The headings of the paragraphs and sections of this
               --------
               Agreement are for convenience only and shall not be deemed to constitute a part of this Agreement or affect the construction hereof.

        (d)    Binding Effect.  The terms and conditions of this Agreement shall
               --------------
               inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the parties and, in the instances so specified, certain affiliates of the parties. Except for the beneficiary designation provided for in paragraph 2(a) above, this Agreement may not be assigned by any party without the prior written consent of the others.

        (e)    Entire Agreement.  This Agreement constitutes the entire
               ----------------
               understanding and agreement of the parties, and supersedes any prior agreement, understanding or negotiations among the parties, with respect to the subject matter hereof. This Agreement may only be amended or modified by an instrument in writing executed by all of the parties.

        (f)    Notices.  Any notice, request, instruction or other communication
               -------
               required or permitted to be given hereunder by any party to any other party shall be in writing and delivered personally or by registered or certified mail, return receipt requested, as follows:

               If to T/SF or Tribune/Swab-Fox:

                    Tribune/Swab-Fox Companies, Inc. or
                    T/SF Communications Corporation
                    2407 E. Skelly Drive
                    Tulsa, Oklahoma  74105
                    Attention:  Howard G. Barnett, Jr.

               If to Swab:

                    Robert J. Swab
                    3301 South Trenton
                    Tulsa, Oklahoma  74105

               or to such other address as a party shall specify by like notice. Any notice which is delivered personally shall be deemed to have been duly given to the party to whom delivered upon actual receipt thereof by the party. Any notice which is addressed and mailed in the manner herein provided shall be conclusively presumed to have been given to the party to whom it is addressed at the close of business, local time of the recipient, on the second day after the day it is so placed in the U.S. mail.

        (g)    Waiver.  No waiver of any term, provision or condition of this
               ------
               Agreement shall be effective unless in writing signed by the party granting the waiver, and no such waiver shall be deemed to be or construed as a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement, unless specifically so stated in such written waiver.

          IN WITNESS WHEREOF, the parties have executed and delivered this Agreement, or caused this Agreement to be executed and delivered by their duly authorized representatives, as of the date first above written.



                                              /s/ Robert J. Swab
                                         ____________________________________
                                         ROBERT J. SWAB

                                         TRIBUNE/SWAB-FOX COMPANIES, INC.



                                         By:  /s/ Howard G. Barnett, Jr.
                                         ____________________________________
                                            Howard G. Barnett, Jr.
                                            President

                                         T/SF COMMUNICATIONS CORPORATION



                                         By:  /s/ Howard G. Barnett, Jr.
                                         ____________________________________
                                            Howard G. Barnett, Jr.
                                            President

                                 Exhibit "A"
                                      to
                             Retirement Agreement

                           Form of Promissory Note
                           -----------------------


                                                                 Tulsa, Oklahoma
$                                                                         , 1995
 --------                                                       ----------

     FOR VALUE RECEIVED, Robert J. Swab, herein called the "Maker", promises to pay to the order of Tribune/Swab-Fox Companies, Inc., a Delaware corporation, herein called the "Payee", at its principal offices at 2407 East Skelly Drive, Tulsa, Oklahoma, or at such other place or places as the Payee or holder hereof shall from time to time in writing direct, in lawful money (except as otherwise specifically provided herein) of the United States, the principal sum of
                               ($       ), together with interest on the unpaid
------------------------------   -------
balance from time to time outstanding at a rate of nine percent (9%) per annum, until said principal is paid.

     Subject to the rights of the holder hereof upon the occurrence of an event of default hereunder, the unpaid principal balance of this note plus accrued interest shall be due and payable as follows: accrued interest due hereunder shall be paid quarterly on the last day of each calendar quarter, beginning June 30, 1995; the principal amount due hereunder shall be paid as follows: $25,000 on the first anniversary of the date hereof and $25,000 on the second anniversary of the date hereof; all remaining unpaid principal and accrued interest shall be due and payable three (3) years from the date hereof.

     The Maker shall have the right and option to prepay, at anytime, without penalty, all or any part of the balance outstanding on this Note. Any such prepayment received by the holder shall be applied first to the payment of accrued and unpaid interest and then to the reduction of principal.

     This Promissory Note is issued in substitution and payment of the principal amount of that certain Promissory Note, dated June 22, 1993, by Maker in favor of Payee in the principal amount of $350,000 (the "Prior Note"). This Promissory Note is secured by a Security Agreement (the "Security Agreement") of even date herewith executed by the Maker in favor of Payee, covering shares of the Common Stock of Tribune/Swab-Fox Companies, Inc.

     Upon the occurrence of a default in the performance of any covenant contained in the Security Agreement or the failure to timely pay any principal of or interest on this Note when due, the holder of this Note shall have the option of declaring this Note to be immediately due and payable, and upon such option being exercised this Note and all amounts due hereunder shall forthwith mature and at once become due and payable and the lien evidenced by the

Security Agreement shall be subject to foreclosure as provided in the Security Agreement. In the event of the exercise of such option, the Maker agrees to pay all costs of collection, including reasonable attorneys' fees. Failure of the holder to exercise any right, power or option hereunder at any time shall not constitute a waiver of its right to exercise the same at a subsequent time.

     After the maturity of this Note, whether by passage of time, by acceleration, or otherwise, or if any principal or interest payment due is not made hereunder, the entire amount of unpaid principal and interest hereunder shall bear interest at the rate of twelve percent (12%) per annum.

     All notices required or desired to be given hereunder shall be in writing, and it is agreed:

     (a) Notices to the Payee or holder of this Note shall be deemed to have been given when signed on behalf of the Maker and (i) mailed by certified or registered mail, postage prepaid, addressed to Tribune/Swab-Fox Companies, Inc., 2407 East Skelly Drive, Tulsa, Oklahoma 74105, or (ii) delivered in person to a principal executive officer of the Payee. The place to which any notices are to be sent may be changed by notice to the Maker

     (b) Notices to the Maker of this Note shall be deemed to have been given when signed on behalf of the Payee or holder of this Note and (i) mailed by certified or registered mail, postage prepaid, addressed to Robert J. Swab, 3301 S. Trenton, Tulsa, Oklahoma 74105, or
          (ii) delivered in person to Maker. The place to which any such notices are to be sent may be changed by notice to the Payee or holder of this Note given by the Maker.

          The Maker hereof, and all assigns, or any other persons liable or becoming liable for the payment of any sums due or to become due under the terms of this Note or under the Security Agreement, waive demand, presentment for payment, notice of dishonor, protest and notice of protest and agree that, in the event a default occurs and this Note is placed in the hands of an attorney for collection or a suit is filed thereon, or in the event it is collected through bankruptcy or other legal proceedings, the Maker hereof will pay reasonable attorneys' fees in addition to the principal and interest due hereon.



                                              __________________________________
                                              Robert J. Swab

                                 Exhibit "B"
                                      to
                             Retirement Agreement

                          Form of Security Agreement
                          --------------------------


     This Security Agreement (the "Security Agreement") is made and effective
this      day of           , 1995, by and between TRIBUNE/SWAB-FOX COMPANIES,
     ----        ----------
INC., a Delaware corporation ("Company"), and ROBERT J. SWAB ("Pledgor").

                            Preliminary Statements
                            ----------------------

     A. Prior to the date hereof Pledgor was indebted to the Company in the principal amount of $350,000 pursuant to the terms of a promissory note dated June 22, 1993 (the "Prior Note").

     B. As part of Pledgor's indebtedness to the Company, Pledgor had executed a security agreement (the "Second Amended Security Agreement") whereby the Company was granted a first and prior security interest in shares of the common and preferred stock of the Company, which shares are described on Exhibit "A" hereto (the "Pledged Shares").

     C. Pledgor and the Company have agreed to revise and extend the terms of Pledgor's indebtedness to the Company and accordingly, have executed a
          new promissory note in the principal amount of $          (the "Note")
                                                          ---------
          evidencing Pledgor's indebtedness to the Company. Pledgor and the Company also desire for the Company to continue with a first and prior security interest in the Pledged Shares in accordance with the terms hereof.

          In consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to secure the due and punctual performance by Pledgor of all of Pledgor's obligations under the Note, Company and Pledgor agree as follows:

          1.        Pledge.  In consideration of sums loaned to Pledgor by
                    ------
Company as evidenced by the Note, and the Company's agreement to extend the terms of repayment of the Prior Note, Pledgor hereby continues the grant of a first and prior security interest to Company in the Pledged Shares, the certificate(s) representing the Pledged Shares having been duly endorsed in blank or executed Assignments Separate from Certificate given and delivered to Company, receipt of which are acknowledged. As to the Pledged Shares, this pledge shall be deemed an amendment and restatement of the Second Amended Security Agreement with respect to the same securities and shall be a continuation of such pledge and the grant of security shall run from the date of the Second Amended Security Agreement.

          2.        Dividends.  During the term of this Agreement, and so long
                    ---------
as the Pledgor is not in default in the performance of any of the terms of this Agreement or in the payment of the principal or interest of the Note, all dividends and other amounts receivable with respect to the Pledged Shares shall be paid to and owned by the Pledgor.

          3.        Voting Rights.  During the term of this Agreement, and so
                    -------------
long as the Pledgor is not in default in the performance of any of the terms of this Agreement or in the payment of the principal or interest of the Note, Pledgor shall have the sole right to vote the Pledged Shares on all corporate questions.

          4.        Representations.  The Pledgor warrants and represents that
                    ---------------
he owns full right and title to each of the Pledged Shares, that there are no restrictions upon the transfer of any of the Pledged Shares, other than may appear on the face of the certificate therefor, and that the Pledgor has the right to transfer and pledge such shares free of any claims or encumbrances and without obtaining the consent of any other party.

          5.        Adjustments.  In the event that, during the term of this
                    -----------
Security Agreement, any share dividend, reclassification, or other change in the structure of the corporation issuing the Pledged Shares, all new, substituted and additional shares, or other securities, which are issued in connection with or with respect to the Pledged Shares by reason of any such change shall be held by Company under the terms of this Agreement in the same manner as the shares originally pledged hereunder. In the event the Pledged Shares are converted into, or exchanged for, other securities of the Company or any other company, such new, substituted or additional shares or other securities shall be held by Company under the terms of this Agreement.

          6.        Warrants and Rights.  In the event that, during the term of
                    -------------------
this Agreement, subscription warrants or any other rights or options shall be issued in connection with or with respect to the Pledged Shares, such warrants, rights and options shall be immediately assigned by Company to the Pledgor, and if exercised by the Pledgor all new shares or other securities so acquired by the Pledgor shall be immediately delivered to Company to be held under the terms of this Agreement in the same manner as the shares originally pledged hereunder.

          7.        Payment of the Loan.  When and if the obligations evidenced
                    -------------------
by the Note shall have been fully performed, all rights and interest of Company in and to the Pledged Shares and any other collateral at the time held by Company pursuant to this Agreement shall thereupon revest in the Pledgor and shall thereupon be reassigned to the Pledgor and the certificates representing the securities shall be returned to the Pledgor.

          8.        Default.  In the event that the Pledgor defaults in the
                    -------
performance of any of the terms of this Agreement or the Note, Company may, upon ten (10) days' written notice to the Pledgor, sent by registered mail, and without liability for any diminution in price which may occur, sell all the Pledged Shares in such manner and for such price as Company may determine.

At any bona fide public sale, Company shall be free to purchase all or any part of the Pledged Shares. Out of the proceeds of any sale Company may retain any amount equal to the principal and interest then due under the Note, plus the amount of the expenses of the sale, and shall pay any balance of such proceeds to the Pledgor. In the event that the proceeds of any sale are insufficient to cover the principal and interest under the Note plus expenses of the sale, the Pledgor shall remain liable to the Company for any deficiency.

          9.        Pledgor's Sale of Pledged Shares.  Pledgor may, by notice to
                    --------------------------------
Company, determine to sell all of the Pledged Shares or such portion thereof as will be sufficient to repay all amounts due under the Note. In such event, Company will cooperate with Pledgor in effecting such a sale, subject to Company receiving adequate assurance of its receipt of the proceeds thereof in repayment of all amounts due with respect to the Note. After any such sale all certificates remaining in the possession of Company with respect to the Pledged Shares or any additional collateral shall forthwith be returned to Pledgor.

          10.       Notice.  Notices to Company shall be addressed to the
                    ------
President of Company at the principal office of Company, and shall be mailed by certified mail with return receipt requested, or delivered in person. Notice to Pledgor shall be addressed to Pledgor at the Pledgor's address as it appears in the books of Company, and shall be mailed by certified mail with return receipt requested, or delivered in person. Unless otherwise expressly provided herein, notices shall be deemed given when mailed, if mailed, or when delivered if delivered in person.

          11.       Governing Law.  This Agreement shall be governed by and
                    -------------
construed in accordance with the laws of the State of Oklahoma.

          12.       Counterparts.  This Agreement may be executed in multiple
                    ------------
counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

          13.       Binding Effect.  This Agreement shall be binding upon and
                    --------------
inure to the benefit of each party hereto, and upon the Pledgor's heirs, personal representatives, successors and assigns, and Company's successors and assigns.

          14.       Headings.  All section headings are for convenience only and
                    --------
shall not be construed as part of this Agreement.

          15.       Amendment.  This Security Agreement shall be deemed to
                    ---------
restate the Second Amended Security Agreement and shall fully supersede all of the terms and provisions thereof and shall be deemed in complete substitution therefor.

               IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first written above.
                                         "Company"

                                         TRIBUNE/SWAB-FOX COMPANIES, INC.



                                         By:
                                            ------------------------------------
                                              Its
                                                 -------------------------------


                                         "Pledgor"



                                         ---------------------------------------
                                                   ROBERT J. SWAB

                                  Exhibit "A"
                                      to
                              Security Agreement
                              ------------------

Certificate                                                                 Class of       Number of
 Number          Company                             Name Issued In          Shares         Shares
------------     -------                             --------------         --------       ---------
                 Tribune/Swab-Fox Companies, Inc.    Robert J. Swab         6-1/2%         **6,435
                                                                            Cumulative
                                                                            Convertible
                                                                            Preferred

                 Tribune/Swab-Fox Companies, Inc.    *Victoria Ann Swab     Common         55,000

                 Tribune/Swab-Fox Companies, Inc.    *Cheryl Ann Swab       Common         55,000

* Robert J. Swab agrees to cause such certificates to be reissued in his name or otherwise cause the pledge of the shares to be appropriately perfected, as from time to time directed by Company.

** These Preferred Shares are convertible into 289,575 shares of the Common Stock of Tribune/Swab-Fox Companies, Inc.

                                 Exhibit "C"
                                      to
                             Retirement Agreement

                      Security Interests in Common Stock
                           Owned by Robert J. Swab
                                as of 12-1-94
                                -------------


     # of Shares of      Security Interest
     Common Stock           Granted To
     ------------           ----------

       200,000        Boatmen's Bank

       200,000        Bank IV

       805,000        F&M Bank

       399,575        Tribune/Swab-Fox Companies, Inc.

                                      C-1